Exhibit 99.4

FirstEnergy Solutions	For Release: March 31, 2018
341 White Pond Dr., Building B3
Akron, Ohio 443207

FirstEnergy Solutions and FirstEnergy Nuclear Operating Company File

Voluntary Petitions for Chapter 11 Restructuring

•	Operations Expected to Continue Normally during Restructuring

•	Economic Improvements Sought for Operations

•	Constructive Talks Continue with Creditors

•	Legislative and Regulatory Relief is under Review

AKRON, Ohio, March 31, 2018 – FirstEnergy Solutions (FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC) (together, the “Filing Entities”) today announced that to facilitate an orderly financial restructuring, they have filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code with the U.S. Bankruptcy Court in the Northern District of Ohio in Akron. The Filing Entities collectively have more than $500 million in cash, which they believe is sufficient liquidity to continue normal operations and meet post-petition obligations to employees, suppliers and customers as they come due.

FES and FENOC own, and operate two coal-fired plants, one duel fuel gas/oil plant, one pet-coke fired plant and three nuclear power plants in the competitive, or non-regulated, power-generation industry. FirstEnergy Corp. announced in November 2016 that it planned to exit the competitive generation business. On March 28, 2018, FES filed notice with PJM Interconnection LLC (PJM), the regional transmission organization, that the three nuclear facilities would be deactivated or sold during the next three years. In the meantime, all of the plants will continue current operations.

Donald R. Schneider, President of FES, said, “Given the prospective timing of federal and state review and our ongoing cash needs and debt service obligations, the FES and FENOC Boards of Directors determined that the Chapter 11 filing represents our best path forward as we continue to pursue opportunities for restructuring, asset sales and legislative and regulatory relief. We believe that this decision will best serve our customers, employees and business partners.”

The Filing Entities expect that the Chapter 11 process will enable them to improve the viability of their operations. FES will also continue seeking legislative and regulatory relief at the state and federal level.

For example, on March 29, 2018, FES filed an application with U.S. Secretary of Energy Rick Perry seeking an emergency order directing PJM, to secure the long-term capacity of certain nuclear and coal-fired plants in the region – including FES plants – to compensate their owners “for the full benefits they provide to energy markets and the public at large, including fuel security and diversity.”

The relief is being sought under Section 202(c) of the Federal Power Act, which gives the Secretary extraordinary powers to address such emergencies.

As previously announced, FES and FENOC have engaged in constructive discussions with parties representing their creditors. Those discussions are continuing as the Filing Entities explore strategic alternatives for the competitive generation businesses.

The Filing Entities have filed customary first-day motions with the Bankruptcy Court to support operations during the court-supervised process, including motions requesting authority to pay prepetition and post-petition employee wages and benefits and to continue customer programs. The Filing Entities will continue to adhere to all applicable regulatory and environmental standards.

Additional information can be accessed by visiting the Filing Entities’ restructuring website at www.fes.com/restructuring, calling the Restructuring Hotline, toll-free in the U.S. at (855) 934-8766, or sending an email to FESinfo@primeclerk.com. Court filings and other documents related to the court-supervised process are available on a separate website administered by the Filing Entities’ claims agent, Prime Clerk, at https://cases.primeclerk.com/FES.

Their parent company, FirstEnergy Corp. (NYSE: FE), and its other subsidiaries, including its regulated subsidiaries, are not part of the filing and will not be subject to the Chapter 11 process.

Akin Gump Strauss Hauer & Feld LLP is serving as legal counsel to the Filing Entities, Lazard Freres & Co. is serving as investment banker and Alvarez & Marsal North America, LLC is serving as restructuring advisor and Charles Moore has been appointed as Chief Restructuring Officer for the Filing Entities.

FES is a subsidiary of FirstEnergy Corp. FES provides energy-related products and services to retail and wholesale customers; and owns and operates 5,381 MWs of fossil generating capacity through its FirstEnergy Generation subsidiaries. FES also owns 4,048 MWs of nuclear generating capacity through its FirstEnergy Nuclear Generation subsidiary. Nuclear generating plants are operated by FENOC, which is a separate subsidiary of FirstEnergy Corp. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Media Contact:

Sitrick And Company

New York office: 212-573-6100

Brenda Adrian: badrian@sitrick.com

Tom Mulligan: tmulligan@sitrick.com; Cell 310-367-6567

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the Notice of Proposed Rulemaking released by the Secretary of Energy and action by the Federal Energy Regulatory Commission (FERC); the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, and its subsidiaries, and FENOC, related to wholesale energy and capacity markets and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors.

Dividends declared from time to time on FirstEnergy Corp.‘s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.‘s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.